EXHIBIT 99.1

McGladrey & Pullen
Certified Public Accountants

BLACKHAWK BANCORP, INC.
AND SUBSIDIARIES

Consolidated Financial Statements
12.31.2003

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES

CONTENTS
Independent Auditors' Reports on the Financial Statements             1-2

Financial Statements

  Consolidated Balance Sheets                                         3
  Consolidated Statements of Income                                   4
  Consolidated Statements of Changes in Stockholders' Equity          5
  Consolidated Statements of Cash Flows                               6-8
  Notes to Consolidated Financial Statements                          9-38

McGladrey & Pullen
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Blackhawk Bancorp, Inc. and Subsidiaries
Beloit, Wisconsin

We have audited the accompanying consolidated balance sheets of Blackhawk Bancorp, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blackhawk Bancorp, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                     /s/ McGladrey & Pullen, LLP

Madison, Wisconsin
January 30, 2004

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

WIPFLI                                            Independent Auditor's Report

Board of Directors
Blackhawk Bancorp, Inc.
Beloit, Wisconsin

We have audited the accompanying consolidated statements of income, changes in stockholders' equity, and cash flows of Blackhawk Bancorp, Inc. and Subsidiary for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Blackhawk Bancorp, Inc. and Subsidiary for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Wipfli LLP

February 15, 2002
Green Bay, Wisconsin

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

ASSETS                                                                           2003              2002
                                                                                 ----              ----
                                                                                 (Amounts in thousands)

Cash and due from banks                                                        $ 17,250          $ 12,572
Federal funds sold and securities purchased under agreements to resell            6,120            13,120
Interest-bearing deposits in banks                                                2,841             8,472
Available-for-sale securities                                                   118,107            83,897
Held-to-maturity securities, at amortized cost (fair value $18,437
  and $24,016 at December 31, 2003 and 2002, respectively)                       17,606            23,002
Loans, less allowance for loan losses of $3,302
  and $2,079 at December 31, 2003 and 2002, respectively                        230,142           186,300
Office buildings and equipment, net                                               9,981             6,770
Intangible assets                                                                 7,246             4,598
Bank-owned life insurance                                                         6,263             5,751
Other assets                                                                      9,629             7,895
                                                                               --------          --------
     TOTAL ASSETS                                                              $425,185          $352,377
                                                                               --------          --------
                                                                               --------          --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits:
    Noninterest-bearing                                                        $ 47,999          $ 35,274
    Interest-bearing                                                            275,640           227,811
                                                                               --------          --------
      Total deposits                                                            323,639           263,085
  Short-term borrowings                                                           9,486            13,454
  Long-term borrowings                                                           55,913            38,900
  Company Obligated Mandatorily Redeemable Preferred Securities
    of subsidiary trust holding solely subordinated debentures                    7,000             7,000
  Other liabilities                                                               3,384             4,140
                                                                               --------          --------
     TOTAL LIABILITIES                                                          399,422           326,579
                                                                               --------          --------

Stockholders' equity
  Preferred stock, $0.01 par value, 1,000,000 shares authorized;
    none issued                                                                       -                 -
  Common stock, $0.01 par value, 10,000,000 shares authorized;
    2,522,995 and 2,507,065 shares issued as of December 31,
    2003 and 2002, respectively                                                      25                25
  Surplus                                                                         8,818             8,698
  Retained earnings                                                              16,092            15,788
  Accumulated other comprehensive income                                            828             1,287
                                                                               --------          --------
     TOTAL STOCKHOLDERS' EQUITY                                                  25,763            25,798
                                                                               --------          --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $425,185          $352,377
                                                                               --------          --------
                                                                               --------          --------

See Notes to Consolidated Financial Statements.

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

                                                                                             2003           2002           2001
                                                                                             ----           ----           ----
                                                                                               (Amounts in thousands, except
                                                                                                 share and per share data)
Interest Income:
  Interest and fees on loans                                                              $   13,023     $   14,659     $   18,465
  Interest and dividends on securities:
    Taxable                                                                                    3,556          3,497          3,074
    Nontaxable                                                                                 1,142            853            762
  Interest on federal funds sold and securities purchased under agreements to resell              58            133             49
  Interest on interest-bearing deposits in banks                                                  51             46             69
                                                                                          ----------     ----------     ----------
     TOTAL INTEREST INCOME                                                                    17,830         19,188         22,419
                                                                                          ----------     ----------     ----------

Interest Expenses:
  Interest on deposits                                                                         4,892          5,926          8,781
  Interest on short-term borrowings                                                              115            292            462
  Interest on long-term borrowings                                                             2,163          2,152          2,753
  Interest on Company Obligated Mandatorily Redeemable Preferred Securities                      367             13              -
                                                                                          ----------     ----------     ----------
     TOTAL INTEREST EXPENSE                                                                    7,537          8,383         11,996
                                                                                          ----------     ----------     ----------

     NET INTEREST INCOME                                                                      10,293         10,805         10,423

Provision for Loan Losses                                                                        650          1,004          1,222
                                                                                          ----------     ----------     ----------
     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                       9,643          9,801          9,201
                                                                                          ----------     ----------     ----------

Noninterest Income:
  Service charges on deposit accounts                                                          1,590          1,583          1,511
  Securities gains, net                                                                          469            321            132
  Gain on sale of loans                                                                          643            454            563
  Increase in cash value of bank-owned life insurance                                            300            103             37
  Other                                                                                          724            545            583
                                                                                          ----------     ----------     ----------
     TOTAL NONINTEREST INCOME                                                                  3,726          3,006          2,826
                                                                                          ----------     ----------     ----------

Noninterest Expenses:
  Salaries and employee benefits                                                               6,010          5,388          5,195
  Occupancy                                                                                      816            735            761
  Equipment                                                                                      995            927            790
  Data processing services                                                                       907            764            728
  Advertising and marketing                                                                      416            349            280
  Amortization of intangibles                                                                    336            310            497
  Professional fees                                                                              480            565            636
  Office supplies                                                                                281            258            283
  Telephone                                                                                      338            307            292
  Write-off of receivable                                                                          -            271              -
  Postage                                                                                        226            215            187
  Transportation                                                                                 202            150            116
  Other                                                                                        1,134          1,032          1,105
                                                                                          ----------     ----------     ----------
     TOTAL NONINTEREST EXPENSES                                                               12,141         11,271         10,870
                                                                                          ----------     ----------     ----------

     INCOME BEFORE INCOME TAXES                                                                1,228          1,536          1,157

Income Taxes                                                                                      17            300            293
                                                                                          ----------     ----------     ----------

     NET INCOME                                                                           $    1,211     $    1,236     $      864
                                                                                          ----------     ----------     ----------
                                                                                          ----------     ----------     ----------

Basic Earnings Per Share                                                                  $     0.48     $     0.50     $     0.37
Diluted Earnings Per Share                                                                $     0.48     $     0.50     $     0.36
Weighted Average Common Shares Outstanding                                                 2,518,698      2,468,795      2,354,316
Weighted Average Common and Equivalent Common
  shares outstanding                                                                       2,540,759      2,476,403      2,381,361

See Notes to Consolidated Financial Statements.

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

                                                                                             Accumulated
                                                                                                Other
                                                         Common                  Retained   Comprehensive     Treasury
                                                         Stock      Surplus      Earnings   Income (Loss)      Stock       Total
                                                         ------     -------      --------   -------------     --------     -----
                                                                (Amounts in thousands, except for share and per share data)

Balance, December 31, 2000                                $23        $7,417      $15,573        $  102         $(120)      $22,995
                                                                                                                           -------
  Comprehensive income:
    Net income                                             -             -           864            -             -            864
    Change in net unrealized gains on
      available-for-sale securities                        -             -            -          1,197            -          1,197
    Reclassification adjustment for gains included
      in net income                                        -             -            -           (132)           -           (132)
    Income tax effect                                      -             -            -           (394)           -           (394)
                                                                                                                           -------
     TOTAL COMPREHENSIVE INCOME                                                                                              1,535
                                                                                                                           -------
    Cash dividends paid - $0.42 per share                  -             -          (990)           -             -           (990)
    Tax benefit of nonqualified stock options
      exercised                                            -             39           -             -             -             39
    Sale of 5,344 shares of treasury stock                 -            (12)          -             -             62            50
    Sale of 23,800 shares of stock for the
      exercise of stock options                             1           111           -             -             -            112
                                                          ---        ------      -------        ------         -----       -------

Balance, December 31, 2001                                 24         7,555       15,447           773           (58)       23,741
                                                                                                                           -------
  Comprehensive income:
    Net income                                             -             -         1,236            -             -          1,236
    Change in net unrealized gains on
      available-for-sale securities                        -             -            -          1,151            -          1,151
    Reclassification adjustment for gains included
      in net income                                        -             -            -           (321)           -           (321)
    Income tax effect                                      -             -            -           (316)           -           (316)
                                                                                                                           -------
     TOTAL COMPREHENSIVE INCOME                                                                                              1,750
                                                                                                                           -------
    Cash dividends paid - $0.36 per share                  -             -          (895)           -             -           (895)
    Tax benefit of nonqualified stock options
      exercised                                            -             72           -             -             -             72
    Sale of 4,980 shares of treasury stock                 -             (9)          -             -             58            49
    Sale of 135,667 shares of stock for the
      exercise of stock options                             1         1,080           -             -             -          1,081
                                                          ---        ------      -------        ------         -----       -------

Balance, December 31, 2002                                 25         8,698       15,788         1,287            -         25,798
                                                                                                                           -------
  Comprehensive income:
    Net income                                             -             -         1,211            -             -          1,211
    Change in net unrealized gains (losses) on
      available-for-sale securities                        -             -            -           (511)           -           (511)
    Reclassification adjustment for gains included
      in net income                                        -             -            -           (469)           -           (469)
    Change in net unrealized gains on
      interest rate SWAP contract                          -             -            -            224            -            224
    Income tax effects                                     -             -            -            297            -            297
                                                                                                                           -------
     TOTAL COMPREHENSIVE INCOME                                                                                                752
                                                                                                                           -------
    Cash dividends paid - $0.36 per share                  -             -          (907)           -             -           (907)
    Tax benefit of nonqualified stock options
      options exercised                                    -             23           -             -             -             23
    Sale of 15,930 shares of stock for the
      exercise of stock options                            -             97           -             -             -             97
                                                          ---        ------      -------        ------         -----       -------
BALANCE, DECEMBER 31, 2003                                $25        $8,818      $16,092        $  828         $  -        $25,763
                                                          ---        ------      -------        ------         -----       -------
                                                          ---        ------      -------        ------         -----       -------

See Notes to Consolidated Financial Statements.

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

                                                                    2003           2002           2001
                                                                    ----           ----           ----
                                                                          (Amounts in thousands)
Cash Flows From Operating Activities
  Net income                                                      $   1,211       $  1,236       $    864
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                   1,464          1,330          1,414
      Provision for loan losses                                         650          1,004          1,222
      Gain on sale of loans                                            (643)          (454)          (563)
      FHLB stock dividends                                             (293)          (155)          (146)
      Deferred income taxes                                            (192)            87            474
      Amortization of premiums on securities, net                       914            234             72
      Securities gains, net                                            (469)          (321)          (132)
      Tax benefit of nonqualified stock options exercised               (23)           (72)           (39)
      Decrease in accrued interest receivable                           311             13            407
      Decrease in accrued interest payable                             (100)          (123)          (721)
      (Increase) decrease in other assets                              (715)           547            636
      Increase (decrease) in other liabilities                       (1,694)         1,517           (499)
                                                                  ---------       --------       --------
        NET CASH PROVIDED BY OPERATIONS BEFORE LOAN
          ORIGINATIONS AND SALES                                        421          4,843          2,989
      Origination of loans for sale                                 (34,680)       (32,948)       (33,624)
      Proceeds from sales of loans                                   37,729         33,839         32,173
                                                                  ---------       --------       --------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                     3,470          5,734          1,538
                                                                  ---------       --------       --------

Cash Flows From Investing Activities
  Net (increase) decrease in interest-bearing deposits in banks       7,022           (197)        (7,494)
  Net (increase) decrease in federal funds sold and securities
    purchased under agreements to resell                             16,572          2,880        (13,472)
  Proceeds from sales of available-for-sale securities               36,255         15,647          4,297
  Proceeds from maturities and calls of
    available-for-sale securities                                    42,602         13,302         26,966
  Proceeds from maturities and calls of
    held-to-maturity securities                                       5,343          4,182          2,655
  Purchase of available-for-sale securities                        (103,508)       (69,263)       (18,618)
  Purchase of held-to-maturity securities                                -          (3,522)        (7,934)
  Purchase of FHLB stock                                                 -          (2,000)           (32)
  Net (increase) decrease in loans                                   (1,779)        20,777          8,139
  Purchase of bank-owned life insurance                                  -          (5,000)            -
  Net cash used in acquisition                                       (4,533)            -              -
  Proceeds from the sale of office buildings, equipment,
    and other real estate owned                                         521            537            845
  Purchase of office buildings and equipment, net                    (1,433)          (858)          (818)
                                                                  ---------       --------       --------
    NET CASH USED IN INVESTING ACTIVITIES                            (2,938)       (23,515)        (5,466)
                                                                  ---------       --------       --------

(Continued)

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

                                                                     2003           2002           2001
                                                                     ----           ----           ----
                                                                           (Amounts in thousands)
Cash Flows From Financing Activities
  Net increase (decrease) in deposits                               $(3,611)      $ 13,480       $(11,338)
  Dividends paid                                                       (907)          (882)        (1,057)
  Proceeds from other borrowings                                     15,500          3,000         24,200
  Payments on other borrowings                                       (2,965)       (12,488)        (5,843)
  Issuance of Company Obligated Mandatorily Redeemable
    Preferred Securities                                                 -           7,000             -
  Net increase (decrease) in short-term borrowings                   (3,968)         7,367         (3,786)
  Proceeds from exercise of stock options                                97          1,081            112
  Sale of treasury stock                                                 -              49             50
                                                                    -------       --------       --------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                         4,146         18,607          2,338
                                                                    -------       --------       --------
    NET INCREASE (DECREASE) IN CASH AND DUE
      FROM BANKS                                                      4,678            826         (1,590)

Cash and Due From Banks:
  Beginning                                                          12,572         11,746         13,336
                                                                    -------       --------       --------
  Ending                                                            $17,250       $ 12,572       $ 11,746
                                                                    -------       --------       --------
                                                                    -------       --------       --------

Supplemental Disclosures of Cash Flow Information,
  cash paid (refunded) during the year for:
    Interest                                                        $ 7,494        $ 8,506       $ 12,717
    Income taxes                                                         (1)            (9)            43

Supplemental Schedules of Noncash Investing Activities
  Change in accumulated other comprehensive income:
    Unrealized gains (losses) on available-for-sale
      securities, net                                               $  (606)       $   514       $    671
    Unrealized gains (losses) on interest rate SWAP contract, net       147             -              -
  Other assets acquired in settlement of loans                          730            616          1,182

(Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

                                                                     2003           2002           2001
                                                                     ----           ----           ----
                                                                           (Amounts in thousands)
Supplemental Schedules of Noncash Investing Activities (Continued)

Acquisition of DunC Corp. (Note 2)
  Assets acquired:
    Cash and due from banks                                         $ 2,686        $    -         $    -
    Federal funds sold                                                9,572             -              -
    Interest-bearing deposits in banks                                1,391             -              -
    Available-for-sale securities                                    11,104             -              -
    Loans, net                                                       45,892             -              -
    Office buildings and equipment, net                               2,741             -              -
    Other assets                                                      1,274             -              -
    Core deposit intangible                                           1,454             -              -
    Excess of cost over fair value of net assets acquired             1,612             -              -
                                                                    -------        -------        -------
                                                                     77,726             -              -
                                                                    -------        -------        -------
Liabilities assumed:
  Deposits                                                           64,237             -              -
  Long-term borrowings                                                3,631             -              -
  Other liabilities                                                   1,401             -              -
                                                                    -------        -------        -------
                                                                     69,269             -              -
                                                                    -------        -------        -------

    Net assets acquired                                             $ 8,457        $    -         $    -
                                                                    -------        -------        -------
                                                                    -------        -------        -------

Cash paid                                                           $ 7,223        $    -         $    -
                                                                    -------        -------        -------
Cash acquired:
  DunC Corp.                                                              4             -              -
  First Banc bc                                                       2,686             -              -
                                                                    -------        -------        -------

  Total cash acquired                                                 2,690             -              -
                                                                    -------        -------        -------

  Net cash used in acquisistion                                     $ 4,533        $    -         $    -
                                                                    -------        -------        -------
                                                                    -------        -------        -------

See Notes to Consolidated Financial Statements.

BLACKHAWK BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Banking Activities:  The consolidated income of Blackhawk Bancorp,
----------------------------
Inc. (the Company) is principally from the income of its wholly owned subsidiary, Blackhawk State Bank (the Bank). The Bank grants commercial, residential, consumer, and agribusiness loans, accepts deposits, and provides trust and investment services to customers primarily in northern Illinois and south-central Wisconsin. The Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Blackhawk Statutory Trust I (Statutory Trust), also a wholly-owned subsidiary, was capitalized in December 2002 for the purpose of issuing Company Obligated Mandatorily Redeemable Preferred Securities. Additionally the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

Use of Estimates:  In preparing consolidated financial statements in conformity
----------------
with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate and deferred tax assets. The fair value disclosure of financial instruments is an estimate that can be computed within a range.

Consolidation:  The consolidated financial statements include the accounts of
-------------
the Company and its wholly-owned subsidiaries, the Bank and the Statutory Trust. The Bank includes the accounts of its wholly owned subsidiaries, Nevahawk Investment, Inc., RSL, Inc., and First Financial Services, Inc. RSL, Inc. includes the accounts of its wholly owned subsidiary, Midland Acceptance Corporation. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Presentation of Cash Flows:  For purposes of reporting cash flows, cash and due
--------------------------
from banks include cash on hand and amounts due from banks. Cash flows from federal funds sold and securities purchased under agreements to resell, interest-bearing deposits in banks, loans, deposits, and short-term borrowings are treated as net increases or decreases.

Cash and Due From Banks:  The Bank maintains amounts due from banks which, at
-----------------------
times, may exceed federally insured limits. Management monitors these correspondent relationships.

Securities:  Debt securities that management has the positive intent and ability
----------
to hold to maturity are classified as "held-to-maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans:  Loans are stated at the amount of unpaid principal, reduced by an
-----
allowance for loan losses. Interest income is accrued on the unpaid principal balance. The accrual of interest income on loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower's ability to meet payment of interest or principal when they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Accrual of interest is generally resumed when the customer is current on all principal and interest payments and has been paying on a timely basis for a period of time.

Mortgage Loans Held for Sale:  Mortgage loans originated and intended for sale
----------------------------
in the secondary market are carried at the lower of cost or estimated market value in the aggregate. All sales are made without recourse. The balance of mortgage loans held for sale is included in the loan balance on the financial statements.

Allowance for Loan Losses:  The allowance for loan losses is established through
-------------------------
a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Cash collections on impaired loans are credited to the loan receivable balance and no interest income is recognized on those loans until the principal balance is current.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the bank to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

Credit Related Financial Instruments:  In the ordinary course of business the
------------------------------------
Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Transfers of Financial Assets:  Transfers of financial assets are accounted for
-----------------------------
as sales, only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Office Buildings and Equipment:  Office buildings and equipment are stated at
------------------------------
cost, less accumulated depreciation. Provisions for depreciation are computed principally on a straight-line basis, over the estimated useful lives of the assets.

Intangible Assets:  The Company's intangible assets include the value of ongoing
-----------------
customer relationships (core deposits), the excess of cost over the fair value of net assets acquired (goodwill) arising from the purchase of certain assets and the assumption of certain liabilities from unrelated entities, and mortgage servicing rights. Core deposit intangibles are amortized over periods of 7 to 12 years, the estimated useful life of the underlying deposits, and goodwill is evaluated on an annual basis to determine impairment, if any. Any impairment in the intangibles would be recorded against income in the period of impairment. The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Mortgage servicing rights are periodically evaluated for impairment.

Other Real Estate Owned:  Other real estate owned, acquired through partial or
-----------------------
total satisfaction of loans, is carried at the lower of cost or fair value less cost to sell. At the date of acquisition, losses are charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

Stock-Based Compensation Plan:  The Company's stock-based key officer and
-----------------------------
employee compensation plan, which is described more fully in Note 11, expired on December 31, 2003. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The table on the following page illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                             Year Ended December 31,
                                                       2003           2002             2001
                                                       ----           ----             ----
                                                  (Amounts in thousands, except per share data)

Net income, as reported                               $1,211         $1,236           $864
Deduct total stock-based employee and director
  compensation expense determined under
  fair value based method for all awards,
  net of related tax effects                            (121)           (86)           (41)
                                                      ------         ------           ----
PRO FORMA NET INCOME                                  $1,090         $1,150           $823
                                                      ------         ------           ----
                                                      ------         ------           ----

Earnings per share:
  Basic:
    As reported                                       $ 0.48         $ 0.50         $ 0.37
    Pro forma                                           0.43           0.47           0.35

  Diluted:
    As reported                                         0.48           0.50           0.36
    Pro forma                                           0.43           0.46           0.35

In determining compensation cost using the fair value method prescribed in Statement No. 123, the value of each grant is estimated at the grant date with the following weighted-average assumptions used for grants in 2003, 2002, and 2001, respectively: dividend yield of 3 percent, 4 percent, and 4 percent; expected price volatility of 23 percent, 25 percent, and 26 percent; risk-free interest rates of 3 percent, 4 percent, and 5 percent; and expected lives of 7, 10 and 10 years, respectively.

Income Taxes:  The Company files a consolidated federal income tax return and
------------
individual subsidiary state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

Amounts provided for income tax expense are based on income reported for financial statement purposes and, do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Trust Assets:  Property held for customers in fiduciary or agency capacities,
------------
other than cash on deposit at the Bank, is not included in the accompanying balance sheets, since such items are not assets of the Company.

Derivatives and Hedging Activities:  All derivatives are recognized on the
----------------------------------
balance sheet at their fair value. The Company uses derivative instruments consisting solely of an interest rate swap contract in connection with borrowings on their trust preferred securities. On the date the derivative contract is entered into, the Company designates the derivative as a hedge of the variability of cash flows to be received or paid related to a recognized liability ("cash flow" hedge). Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in other comprehensive income, until earnings are affected by the variability of cash flows (e.g., when periodic settlements on a variable-rate liability are recorded in earnings).

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedged transactions. This process included linking all derivatives that are designated as cash flow hedges to specific liabilities on the balance sheet. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

Earnings Per Share:  Earnings per share of common stock have been computed based
------------------
upon the weighted average number of common stock and common stock equivalents, if dilutive, outstanding at the end of each period. In the computation of diluted earnings per share, all dilutive stock options are assumed to be exercised at the end of each period and the proceeds are used to purchase shares of the Company's common stock at the most recent trade price.

Earnings per common share have been computed for the years ended December 31, 2003, 2002 and 2001 based on the following:

                                                          2003           2002           2001
                                                          ----           ----           ----
Basic:
  Net income available to common stockholders          $1,211,000     $1,236,000     $  864,000
  Weighted average shares outstanding                   2,518,698      2,468,795      2,354,316
                                                       ----------     ----------     ----------
  Basic earnings per share                             $     0.48     $     0.50     $     0.37
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

Diluted:
  Net income available to common stockholders          $1,211,000     $1,236,000     $  864,000

  Weighted average shares outstanding                   2,518,698      2,468,795      2,354,316
  Effect of dilutive stock options outstanding             22,061          7,608         27,045
                                                       ----------     ----------     ----------
  Diluted weighted average shares outstanding           2,540,759      2,476,403      2,381,361
                                                       ----------     ----------     ----------
  Diluted earnings per share                           $     0.48     $     0.50     $     0.36
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

Comprehensive Income:  Accounting principles generally require that recognized
--------------------
revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

Adoption of Statement of Financial Accounting Standards (SFAS) No. 142:  On
----------------------------------------------------------------------
January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under the provisions of SFAS No. 142, goodwill is no longer subject to amortization over its useful life, but instead is subject to at least annual assessments for impairment by applying a fair value based test. SFAS No. 142 also requires that an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the asset can be sold, transferred, licensed, rented, or exchanged, regardless of the acquirer's intent to do so. The Company determined that no transitional impairment loss was required at January 1, 2002. In addition, no impairment loss was required for the years ended December 31, 2003 and 2002.

Had provisions of SFAS No. 142 been applied in fiscal year 2001, the Company's net income and net income per share would have been as follows:

                                         Year Ended December 31, 2001
                                     -------------------------------------
                                                    Basic         Diluted
                                      Net          Earnings       Earnings
                                     Income       Per Share      Per Share
                                     ------       ---------      ---------
Net income:
  As reported                        $  864         $ 0.37         $ 0.36
  Add: goodwill amortization,
    net of tax                          192           0.08           0.08
                                     ------         ------         ------
      PRO FORMA NET INCOME           $1,056         $ 0.45         $ 0.44
                                     ------         ------         ------
                                     ------         ------         ------

Current Accounting Developments:  FIN No. 46 Consolidation of Variable Interest
-------------------------------
Entities, an Interpretation of Accounting Research Bulletin No. 51 (Revised December 2003). FIN 46 establishes accounting guidance for consolidation of variable interest entities (VIE) that function to support the activities of the primary beneficiary. The primary beneficiary of a VIE is the entity that absorbs a majority of the VIE's expected losses, receives a majority of the VIE's expected residual returns, or both, as a result of ownership, controlling interest, contractual relationship or other business relationship with a VIE. Prior to the implementation of FIN 46, VIEs were generally consolidated by an enterprise when the enterprise had a controlling financial interest through ownership of a majority of voting interest in the entity. The provisions of FIN 46 were effective immediately for all arrangements entered into after January 31, 2003. However, subsequent revisions to the interpretation deferred the implementation date of FIN 46 until the first period ending after March 15, 2004.

The Company will adopt FIN 46, as revised, in connection with its consolidated financial statements for the quarter ended March 31, 2004. The implementation of FIN 46 will require the Company to de-consolidate its investment in Blackhawk Statutory Trust I (the "Trust") because the Company is not the primary beneficiary. There will be no impact on stockholders' equity, or net income upon adoption of the standard.

The trust preferred securities issued by the Trust are currently included in the Tier 1 capital of the Company for regulatory capital purposes. However, because the financial statements of the Trust will no longer be included in the Company's consolidated financial statements, the Federal Reserve Board may in the future disallow inclusion of the trust preferred securities in Tier 1 capital for regulatory capital purposes. In July 2003, the Federal Reserve Board issued a supervisory letter instructing bank holding companies to continue to include the trust preferred securities in their Tier 1 capital for regulatory capital purposes until notice is given to the contrary. The Federal Reserve Board intends to review the regulatory implications of the change in accounting treatment of subsidiary trusts that issue trust preferred securities and, if necessary or warranted, provide further appropriate guidance. There can be no assurance that the Federal Reserve Board will continue to permit institutions to include trust preferred securities in Tier 1 capital for regulatory capital purposes.

The Financial Accounting Standards Board has issued Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The Statement was effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Implementation of the Statement on July 1, 2003 did not have a material impact on the consolidated financial statements.

Reclassification:  Certain amounts in the prior year financial statements have
----------------
been reclassified, with no effect on net income, to conform with the 2003 presentation.

NOTE 2.  BUSINESS COMBINATION

On September 30, 2003, the Company acquired DunC Corp. (DunC), a bank holding company that owned First Bank, bc, a separately chartered community bank in Illinois. First Bank, bc, was merged into Blackhawk State Bank in connection with acquisition. Each stockholder of DunC was paid $1,523 for each share of common stock owned. The transaction was accounted for under the purchase method of accounting. Accordingly, the results of operations have been included in the Company's results of operations since the date of acquisition. Under this method of accounting, the purchase price is allocated to the respective assets acquired and liabilities assumed based on their estimated fair values, net of applicable income tax effects. The excess cost over fair value of net assets acquired was approximately $1,612,000, and has been recorded as goodwill.

The unaudited pro forma results of operations, which follow, assume that the acquisition had occurred on January 1, 2001. In addition to combining the historical results of operations, the pro forma calculations include purchase accounting adjustments related to the acquisition. The pro forma calculations do not include any anticipated cost savings as a result of the acquisition.

                                      2003            2002            2001
                                      ----            ----            ----
                                (Amounts In thousands, except per share amounts)

Net interest income                 $13,088          $13,954         $13,230
                                    -------          -------         -------
                                    -------          -------         -------
Net income                          $   913          $ 1,810         $ 1,411
                                    -------          -------         -------
                                    -------          -------         -------
Basic earnings per common share     $  0.36          $  0.73         $  0.60
                                    -------          -------         -------
                                    -------          -------         -------
Diluted earnings per common share   $  0.36          $  0.73         $  0.59
                                    -------          -------         -------
                                    -------          -------         -------

The pro forma results of operations are not necessarily indicative of the actual results of operation that would have occurred had the DunC acquisition actually taken place at the beginning of the year ended December 31, 2003, or results that may occur in the future.

NOTE 3.  CASH AND DUE FROM BANKS

The Bank is required to maintain vault cash and reserve balances with Federal Reserve Bank based upon a percentage of deposits. These requirements approximated $3,590,000 and $3,094,000 at December 31, 2003 and 2002,
respectively.

NOTE 4.  SECURITIES

Amortized costs and fair values of available-for-sale and held-to-maturity securities are summarized as follows:

                                                                  December 31, 2003
                                              ----------------------------------------------------
                                                                 Gross          Gross
                                              Amortized       Unrealized     Unrealized       Fair
                                                 Cost            Gains        (Losses)       Value
                                              ---------       ----------     ----------      -----
                                                                (Amounts in thousands)
Available-for-Sale Securities:
  U.S. government agencies                     $ 32,031         $  766          $ (60)      $ 32,737
  Corporate securities                            2,234             86             -           2,320
  Obligations of states and
    political subdivisions                       16,754            185            (35)        16,904
  Asset-backed securities                         6,032             26            (25)         6,033
  Mortgage-backed securities                     59,980            351           (218)        60,113
                                               --------         ------          -----       --------
                                               $117,031         $1,414          $(338)      $118,107
                                               --------         ------          -----       --------
                                               --------         ------          -----       --------
Held-to-Maturity Securities:
  Mortgage-backed securities                   $  1,591         $   80          $  (1)      $  1,670
  Obligations of states and
    political subdivisions                       16,015            752             -          16,767
                                               --------         ------          -----       --------
                                               $ 17,606         $  832          $  (1)      $ 18,437
                                               --------         ------          -----       --------
                                               --------         ------          -----       --------

                                                                  December 31, 2002
                                              ----------------------------------------------------
                                                                 Gross          Gross
                                              Amortized       Unrealized     Unrealized       Fair
                                                 Cost            Gains        (Losses)       Value
                                              ---------       ----------     ----------      -----
                                                                (Amounts in thousands)
Available-for-Sale Securities:
  U.S. government agencies                     $ 35,214        $ 1,552           $ -        $ 36,766
  Corporate securities                            3,523            101             (7)         3,617
  Mutual funds                                    5,402              3             -           5,405
  Obligations of states and
  political subdivisions                          3,957             14            (20)         3,951
  Asset-backed securities                         1,773             -              -           1,773
  Mortgage-backed securities                     31,972            456            (43)        32,385
                                               --------         ------          -----       --------
                                               $ 81,841         $2,126          $ (70)      $ 83,897
                                               --------         ------          -----       --------
                                               --------         ------          -----       --------
Held-to-Maturity Securities:
  Mortgage-backed securities                   $  3,305         $  144          $  -        $  3,449
  Obligations of states and
    political subdivisions                       19,697            871             (1)        20,567
                                               --------         ------          -----       --------
                                               $ 23,002         $1,015          $  (1)      $ 24,016
                                               --------         ------          -----       --------
                                               --------         ------          -----       --------

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2003 are summarized as follows:

                                              Less than 12 months            12 Months or More                 Total
                                            -----------------------       -----------------------      ------------------------
                                            Fair         Unrealized       Fair         Unrealized       Fair         Unrealized
                                            Value          Losses         Value          Losses        Value           Losses
                                            -----        ----------       -----        ----------      -----         ----------
                                                                             (Amounts in thousands)
Available-for-Sale Securities:
  U.S. government agencies                 $ 7,695          $ (60)         $  -            $ -         $ 7,695          $ (60)
  Obligations of states and political
    subdivisions                             3,655            (35)            -              -           3,655            (35)
  Asset-backed securities                    4,247            (25)            -              -           4,247            (25)
  Mortgage-backed securities                27,860           (217)           325             (1)        28,185           (218)
                                           -------          -----           ----            ---        -------          -----
                                           $43,457          $(337)          $325            $(1)       $43,782          $(338)
                                           -------          -----           ----            ---        -------          -----
                                           -------          -----           ----            ---        -------          -----

Held-to-Maturity Securities:
  Mortgage-backed securities               $    -           $  -            $ 15            $(1)       $    15          $  (1)
                                           -------          -----           ----            ---        -------          -----
                                           $    -           $  -            $ 15            $(1)       $    15          $  (1)
                                           -------          -----           ----            ---        -------          -----
                                           -------          -----           ----            ---        -------          -----

For all of the above investment securities, the unrealized losses are generally due to changes in interest rates and, as such, are considered to be temporary, by the Company.

The amortized cost and fair value of available-for-sale and held-to-maturity securities by contractual maturity at December 31, 2003 are shown below. Maturities may differ from contractual maturities in asset and mortgage-backed securities because the assets or mortgages underlying the securities may be called or prepaid without any penalties. Therefore, these securities are not included in the maturity categories in the following summary.

                                                Available-for-Sale             Held-to-Maturity
                                              ----------------------        ----------------------
                                              Amortized         Fair        Amortized         Fair
                                                 Cost          Value           Cost          Value
                                              ---------        -----        ---------        -----
                                                             (Amounts in thousands)

Due in one year or less                        $  4,240        $ 4,278        $ 2,783        $ 2,824
Due after one year through 5 Years               27,239         27,964         11,865         12,512
Due after 5 years through 10 years               15,508         15,659          1,367          1,431
Due after 10 Years                                4,032          4,060             -              -
                                               --------       --------        -------        -------
                                                 51,019         51,961         16,015         16,767
Asset-backed securities                           6,032          6,033             -              -
Mortgage-backed securities                       59,980         60,113          1,591          1,670
                                               --------       --------        -------        -------
                                               $117,031       $118,107        $17,606        $18,437
                                               --------       --------        -------        -------
                                               --------       --------        -------        -------

Proceeds from sales of available-for-sale securities during the years ended December 31, 2003, 2002, and 2001, were $36,255,000, $15,647,000, and
$4,297,000, respectively.  Gross gains of $501,000, $321,000, and $132,000 were recorded on those sales for the years ended December 31, 2003, 2002, and 2001, respectively. Gross losses of $32,000 were recorded on those sales for the year ended December 31, 2003. There were no losses recorded for the years ended December 31, 2002, and 2001.

Securities with a carrying value of approximately $71,038,000 and $43,105,000 as of December 31, 2003 and 2002 respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

NOTE 5.  LOANS

Major classifications of loans as of December 31, are as follows:

                                                 2003                2002
                                                 ----                ----
                                                  (Amounts in thousands)

Commercial real estate                         $ 85,904            $ 63,940
Commercial                                       31,460              28,185
Real estate:
  Construction                                   15,310               8,916
  Mortgage                                       59,469              52,670
Consumer and other                               41,301              34,668
                                               --------            --------
                                                233,444             188,379
  Less allowance for loan losses                  3,302               2,079
                                               --------            --------
      Net loans                                $230,142            $186,300
                                               --------            --------
                                               --------            --------

Changes in the allowance for loan losses for the years ended December 31, are presented as follows:

                                         2003           2002           2001
                                         ----           ----           ----
                                             (Amounts in thousands)

Balance at beginning of year           $2,079         $2,404         $3,894
Charge-offs                              (521)        (1,389)        (2,785)
Recoveries                                205             60             73
Allowance of bank acquired                889             -              -
Provision charged to expense              650          1,004          1,222
                                       ------         ------         ------
Balance at end of year                 $3,302         $2,079         $2,404
                                       ------         ------         ------
                                       ------         ------         ------

Nonaccruing loans totaled $3,089,000 and $2,560,000 as of December 31, 2003 and 2002, respectively. Interest income in the amount of $217,000, $156,000, and $185,000 would have been earned on the nonaccrual loans had they been performing in accordance with their original terms during the years ended December 31, 2003, 2002, and 2001, respectively. The interest collected on nonaccrual loans and included in income for years ended December 31, 2003, 2002, and 2001 was $103,000, $12,000, and $68,000, respectively.

The following is a summary of information pertaining to impaired loans as of December 31:

                                                            2003       2002
                                                            ----       ----
                                                        (Amounts in thousands)
     Impaired loans for which an allowance
       has been provided                                   $2,507      $418
     Impaired loans for which no allowance
       has been provided                                      474        -
                                                           ------      ----
     Total loans determined to be impaired                 $2,981      $418
                                                           ------      ----
                                                           ------      ----
     Allowance provided for impaired loans, Included in
       the allowance for loan losses                       $  987      $ 65
                                                           ------      ----
                                                           ------      ----

                                                     2003       2002     2001
                                                     ----       ----     ----
                                                       (Amounts in thousands)

   Average investment in impaired loans             $1,916      $928    $1,717
                                                    ------      ----    ------
                                                    ------      ----    ------
   Interest income recognized and collected
     on a cash basis on impaired loans              $  103      $ 12     $  68
                                                    ------      ----    ------
                                                    ------      ----    ------

Certain directors and executive officers of the Company, and their related interests, had loans outstanding in the aggregate amounts of approximately $5,987,000 and $9,807,000 at December 31, 2003 and 2002, respectively. New loans of approximately $1,523,000 and $2,218,000 were made during 2003 and 2002, respectively. Repayments on these loans were approximately $5,343,000 and $1,662,000 during 2003 and 2002, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features.

NOTE 6.  OFFICE BUILDINGS AND EQUIPMENT

Office buildings and equipment are summarized as follows at December 31:

                                                       2003           2002
                                                       ----           ----
                                                     (Amounts in thousands)

Land                                                 $ 2,628        $ 1,404
Buildings and improvements                             8,425          7,133
Furniture and equipment                                7,952          6,088
                                                     -------        -------
                                                      19,005         14,625
  Less accumulated depreciation                        9,024          7,855
                                                     -------        -------
    Total office buildings and equipment             $ 9,981        $ 6,770
                                                     -------        -------
                                                     -------        -------

NOTE 7.  GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consisted of the following at December 31:

                                                  2003           2002
                                                  ----           ----
                                                (Amounts in thousands)

     Goodwill                                    $5,403         $3,791
     Core deposit intangibles                     4,421          2,967
                                                 ------         ------
                                                  9,824          6,758
     Less accumulated amortization                2,629          2,303
                                                 ------         ------
                                                  7,195          4,455
     Mortgage servicing rights, net                  51            143
                                                 ------         ------
     Intangible assets, net                      $7,246         $4,598
                                                 ------         ------
                                                 ------         ------

The Company's intangible assets include the excess of cost over fair value of net assets acquired (goodwill), and the value of ongoing customer relationships (core deposit intangibles) arising from the purchase of certain assets and the assumption of certain liabilities from unrelated entities. In accordance with the provisions of SFAS No. 142, goodwill of $5,403 related to acquisitions is not being amortized, but is evaluated annually for impairment. Core deposit intangibles of $4,421 are being amortized over periods of 7 to 12 years, the estimated useful life of the underlying deposits. Core deposit intangible assets are periodically reviewed for impairment. Any impairment in the core deposit intangibles or goodwill would be recognized as a charge against income in the period of impairment.

The unpaid principal balance of mortgage loans serviced for others, which are not included in the consolidated balance sheet, were $6,533,000 and $15,151,000 at December 31, 2003 and 2002, respectively. The carrying value of the mortgage servicing rights approximates fair market value at December 31, 2003 and 2002.

The following is an analysis of the activity for mortgage servicing rights for the years ended December 31.

                                                  2003      2002      2001
                                                  ----      ----      ----
                                                   (Amounts in thousands)

Balance at beginning of year                      $ 143     $ 275     $ 409
  Mortgage servicing rights of bank acquired          5        -         -
  Amortization                                      (97)     (132)     (134)
                                                  -----     -----     -----
Balance at end of year                            $  51     $ 143     $ 275
                                                  -----     -----     -----
                                                  -----     -----     -----

NOTE 8.  DEPOSITS

Deposits consisted of the following:

                                                        December 31,
                                                   ----------------------
                                                   2003              2002
                                                   ----              ----
                                                   (Amounts in thousands)
Transaction accounts:
  Non-interest bearing                           $ 47,999          $ 35,274
  Interest-bearing                                 48,919            34,906
Savings deposits                                   39,236            25,012
Money market investment accounts                   45,338            44,652
Time deposits and certificate accounts            142,147           123,241
                                                 --------          --------
                                                 $323,639          $263,085
                                                 --------          --------
                                                 --------          --------

The aggregate amount of time deposits, each with a minimum denomination of $100,000, was approximately $41,059,000 and $28,872,000 at December 31, 2003 and
2002, respectively.

At December 31, 2003, the scheduled maturities of time deposits were as follows (amounts in thousands):

       Years Ending December 31,
       -------------------------
                  2004                              $ 81,481
                  2005                                38,613
                  2006                                 8,919
                  2007                                11,426
                  2008                                 1,708
                                                    --------
                                                    $142,147
                                                    --------
                                                    --------

Deposits as of December 31 include the following major customers:

                                       2003                2002
                                       ----                ----
                                         (Amounts in thousands)

Customer A *<F4>                      $11,843             $18,693
Customer B                              9,615               8,926
Customer C                             10,000               5,750
                                      -------             -------
                                      $31,458             $33,369
                                      -------             -------
                                      -------             -------

*<F4>  Customer A is also considered a related party.

NOTE 9.  BORROWINGS

Borrowings consisted of the following at December 31:

                                                           2003         2002
                                                           ----         ----
                                                         (Amounts in thousands)
Short-term borrowings:
  Securities sold under agreements to repurchase          $ 9,486      $13,399
  Line of credit                                                -           55
                                                          -------      -------
        Total short-term borrowings                       $ 9,486      $13,454
                                                          -------      -------
                                                          -------      -------
Long-term borrowings:
  Term loan                                               $ 7,500     $     -
  Federal Home Loan Bank (FHLB) advances:
    Due during year ending December 31, 2003
      with interest rates ranging from 2.1% to 6.28%           -         6,600
    Due during year ending December 31, 2004
      with interest rates ranging from 1.68% to 5.63%      13,162       10,400
    Due during year ending December 31, 2005
      with interest rates ranging from 2.08% to 6.16%      11,473        7,450
    Due during year ending December 31, 2006
      with interest rates ranging from 2.02% to 3.77%       3,200          450
    Due during year ending December 31, 2007
      with interest rates ranging from 3.13% to 4.90%       1,328           -
    Due during year ending December 31, 2008
      with interest rates ranging from 2.84% to 5.30%       9,250        4,000
    Thereafter with rates ranging from 4.55% to 4.80%      10,000       10,000
                                                          -------      -------
        Total long-term borrowings                        $55,913      $38,900
                                                          -------      -------
                                                          -------      -------

The Bank has a master contract agreement with the FHLB which provides for borrowing up to the maximum of pledged available-for-sale securities and 60 percentage of the book value of the Bank's first lien 1-4 family real estate loans, or $49,505 and $35,386 at December 31, 2003 and 2002, respectively. Securities with a fair value of approximately $13,100 and 7,900 are also pledged as of December 31, 2003 and 2002, respectively. The indebtedness is evidenced by a master contract dated December 8, 1993. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest. Fixed rate advances are priced at market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities.

Of the borrowings maturing in 2004, $1,500 are callable quarterly, $7,000 of the borrowings maturing in 2005 are callable quarterly, and all of the borrowings maturing after 2008 are callable quarterly.

Securities sold under agreements to repurchase mature daily.

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                        2003          2002
                                                        ----          ----
                                                      (Amounts in thousands)

Average daily balance during the year                  $10,008       $11,924
Average daily interest rate during the year              0.89%         1.49%
Maximum month-end balance during the year              $14,324       $18,131
Weighted average rate as of December 31                  0.61%         0.95%
Securities underlying the agreements at year-end:
  Carrying value                                       $17,158       $20,829
  Estimated fair value                                  17,650        21,800

At December 31, 2003 the Company had a $7,500 term loan with a commercial bank. The loan provides for quarterly principal payments over a 12-year period commencing July 15, 2004. The credit agreement also provides the company with the option to select from various interest rates, currently 3.17 percent (200 basis points over 3 month LIBOR adjustable quarterly). The agreement also provides various covenants, which the company had complied with as of December 31, 2003.

A covenant placed upon the Company includes limitations on further mergers without consent of the lender. Additional covenants require the Bank's total risk-based capital ratio be at least 11 percent, the ratio of the Bank's non-performing assets plus other real estate to total loans plus other real estate to be at or below 2.25 percent, and the Bank's ratio of allowance for loan losses to adjusted non-performing loans to be at least 1 percent. The loan is secured by the stock of the Bank.

NOTE 10. COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY SUBORDINATED DEBENTURES

On December 26, 2002, the Company issued 7,000 shares, totaling $7,000,000, of Company Obligated Mandatorily Redeemable Preferred Securities of Blackhawk Statutory Trust I Holding Solely Subordinated Debentures. Distributions are paid quarterly. Cumulative cash distributions are calculated at 3.25 percent over three-month LIBOR, adjusted quarterly. The Company may, at one or more times, defer interest payments on the capital securities for up to 20 consecutive quarters, but not beyond December 26, 2032. At the end of any deferral period, all accumulated and unpaid distributions will be paid. The capital securities will be redeemed on December 26, 2032; however, the Company has the option to shorten the maturity date to a date not earlier than December 26, 2007. The redemption price is $1,000 per capital security plus any accrued and unpaid distribution to the date of redemption.

Holders of the capital securities have no voting rights, are unsecured and rank junior in priority of payment to all of the Company's indebtedness and senior to the Company's capital stock.

The debentures are included on the balance sheet as liabilities; however for regulatory purposes they are allowed in the calculation of Tier 1 capital as of December 31, 2003.

NOTE 11.  STOCK BASED COMPENSATION

The Company has reserved shares of common stock for issuance to directors and key employees under incentive and non-qualified stock option plans. Options are granted at prices equal to the fair market value on the dates of grant for directors and key employees, and are exercisable in cumulative installments over a three-year period. The approved plans expired on December 31, 2003, therefore no more shares are reserved for option issuance to directors and key employees. Other pertinent information related to the plans is as follows:

                                              2003                          2002                         2001
                                      ----------------------        -----------------------       ---------------------
                                                    Weighted                       Weighted                    Weighted
                                                    Average                         Average                    Average
                                                    Exercise                       Exercise                    Exercise
                                      Shares         Price          Shares           Price        Shares        Price
                                      ------        --------        ------         --------       ------       --------
Outstanding at beginning of year      226,695        $ 9.77         360,680         $ 9.87        318,180       $ 9.76
  Granted                              96,250         11.33          81,250           8.89         80,500         9.03
  Exercised                           (15,930)         6.12        (135,667)          7.97        (23,800)        4.67
  Canceled                            (34,665)        11.48         (79,568)         12.40        (14,200)       11.40
                                      -------                      --------                       -------
Outstanding at end of year            272,350         10.32         226,695           9.77        360,680         9.87
                                      -------                      --------                       -------
                                      -------                      --------                       -------

Options exercisable at year-end       112,442         10.28          97,111          10.87        262,679        10.02

Weighted-average fair value of
  options granted during the year                      2.30                           3.23                        3.20

The following table summarizes further information about stock options outstanding at December 31, 2003:

                               Options Outstanding                     Options Exercisable
                        ----------------------------------         -------------------------------
                                          Weighted-Average                        Weighted-Average
      Year of              Number             Exercise             Shares             Exercise
     Expiration         Outstanding            Price               Vested              Price
     ----------         -----------       ----------------         ------         ----------------
        2004                3,150              $ 6.83               3,150              $ 6.83
        2005                3,150               10.17               3,150               10.17
        2006                3,150               11.13               3,150               11.13
        2007                6,200               11.46               6,200               11.46
        2008               12,700               15.06              12,700               15.06
        2009               10,000               13.75              10,000               13.75
        2010                8,000                9.38               8,000                9.38
        2011               64,500                9.03              43,000                9.03
        2012               69,250                8.86              23,092                8.86
        2013               92,250               11.39                  -                   -
                          -------                                 -------
                          272,350               10.32             112,442               10.28
                          -------                                 -------
                          -------                                 -------

NOTE 12.  INCOME TAXES

The provision for income taxes (benefit) included in the accompanying consolidated financial statements for the years ended December 31, consisted of the following:

                              2003            2002          2001
                              ----            ----          ----
                                     (Amounts in thousands)

Current                       $ 209           $213          $(181)
Deferred                       (192)            87            474
                              -----           ----          -----
                              $  17           $300          $ 293
                              -----           ----          -----
                              -----           ----          -----

The net deferred tax liabilities, included with other liabilities in the accompanying consolidated balance sheets, included the following amounts of deferred tax assets and liabilities:

                                                         2003        2002
                                                         ----        ----
                                                      (Amounts in thousands)
Deferred tax assets:
  Allowance for loan losses                             $1,284       $  816
  Accrued expenses                                         249          338
  State net operating loss carryover                       162          110
  AMT credit carryover                                     238           -
                                                        ------       ------
                                                         1,933        1,264
                                                        ------       ------
Deferred tax liabilities:
  Office buildings and equipment                           521          461
  Purchase accounting adjustments                        1,375          334
  Mortgage servicing rights                                 20           56
  Unrealized gains on available-for-sale securities        395          769
  Other                                                    397          210
                                                        ------       ------
                                                         2,708        1,830
                                                        ------       ------
Net deferred tax liabilities                            $ (775)      $ (566)
                                                        ------       ------
                                                        ------       ------

A reconciliation of expected income tax expense to the income tax expense included in the consolidated statements of income for the years ended December 31, is as follows:

                                           2003                           2002                         2001
                                  ---------------------          --------------------         ----------------------
                                                  % of                          % of                           % of
                                                 Pretax                        Pretax                         Pretax
                                  Amount         Income          Amount        Income         Amount          Income
                                  ------         ------          ------        ------         ------          ------
                                                                (Amounts in thousands)
Computed "expected" tax
  expense                          $ 430          35.0%          $ 538          35.0%          $ 405           35.0%
Effect of graduated tax rates        (12)         (1.0)            (15)         (1.0)            (12)          (1.0)
Tax-exempt Income, net              (486)        (39.5)           (324)        (21.0)           (260)         (22.5)
State income taxes, net
  of federal benefit                  -             -               -             -               87            7.5
Amortization of intangibles           -             -               -            0.0             169           14.6
Other, net                            85           6.9             101           6.5             (96)          (8.3)
                                   -----         -----           -----         -----           -----          -----
                                   $  17           1.4%          $ 300          19.5%          $ 293           25.3%
                                   -----         -----           -----         -----           -----          -----
                                   -----         -----           -----         -----           -----          -----

NOTE 13.  EMPLOYEE BENEFIT PLANS

Employee Stock Ownership Plan: The Company has an Employee Stock Ownership Plan (the Plan) for the benefit of employees who meet the eligibility requirements. The Plan was established in 1990. The Plan held 55,240 shares of the Company's common stock, as of December 31, 2003, in a trust established in the Bank. The stock was acquired by the Plan using proceeds from a loan obtained from a nonrelated commercial lender. The loan was subsequently paid in full. Cash payments to the Plan consisted of dividends of $23,000, $23,000, and $30,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

In accordance with the applicable federal income tax regulations, the Bank is expected to honor the rights of certain participants to diversify their vested account balances or to liquidate their vested ownership of the stock in the event of employment termination. The purchase price of the stock is based on the market value. If the Company's stock is not traded on an established market at the time of a Plan participant's termination, the terminated Plan participant has the right to require the Bank to purchase the stock at its current fair market value. Bank management believes there is an established market for the Company's stock and therefore the Bank believes there is no potential repurchase obligation at December 31, 2003 and 2002.

Profit Sharing Plan: The Bank has a 401(k) plan whereby substantially all eligible employees participate in the plan. Employees may contribute up to 15 percent of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions equal to 25 percent of the first 6 percent of an employee's compensation contributed to the 401(k) plan. Additionally, the Company may make a discretionary profit sharing contribution. Matching contributions vest to the employee over a six-year period. For the years ended December 31, 2003, 2002, and 2001, contributions to the 401(k) plan amounted to approximately $49,000, $133,000, and $99,000, respectively.

NOTE 14.  DEFERRED COMPENSATION PLAN

As a result of acquisitions, the Bank assumed deferred compensation agreements with certain officers of the acquired Banks. Amounts are accumulated in an account from which benefits will be paid to the officers at termination or retirement. As of December 31, 2003 and 2002 the recorded deferred compensation liability totaled approximately $509,000 and $488,000, respectively.

The Company has purchased bank-owned life insurance on certain key employees to help offset the cost of increasing employee benefits.

NOTE 15.  COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

Like many Wisconsin financial institutions, Blackhawk has a non-Wisconsin subsidiary which holds and manages investment assets, the income from which has not been subject to Wisconsin tax. The Wisconsin Department of Revenue (DOR) has instituted an audit program, including an audit of Blackhawk, specifically aimed at out of state bank subsidiaries and has indicated that it may withdraw favorable rulings previously issued in connection with such subsidiaries. As a result of these developments, the DOR may take the position that income of out of state subsidiaries is taxable in Wisconsin, which will likely be challenged by financial institutions in the state. If the DOR is successful in its efforts, it could result in a substantial negative impact on the earnings of Blackhawk. Any settlement amount at this point is undeterminable.

On August 18, 2000, the Bank filed a lawsuit in Waukesha County, Wisconsin, against Fiserv, Inc., a former data processing services provider, for breach of contract. The Bank was seeking to recover damages sustained due to a processing error in which approximately $500,000 was improperly charged to the Bank's check clearing account at the FHLB of Chicago. On February 14, 2003, a jury delivered a verdict that Fiserv, Inc. did not breach its contract with the Bank. Fiserv, Inc. has filed a counterclaim seeking approximately $400,000 as reimbursement of legal fees. The court dismissed Fiserv, Inc.' s claim for reimbursement of legal fees. Fiserv, Inc. is appealing that decision and the Bank has filed a motion for a new trial. Although the ultimate disposition of any counterclaims can not be predicted with any certainty, the Company believes that the case will not have a material adverse effect on the Company's consolidated financial position, though it could have a material adverse effect on the Company's consolidated results of operations in a given year.

Credit-Related Financial Instruments: The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and issuing letters of credit as they do for on-balance-sheet instruments.

Off-balance-sheet financial instruments, whose contracts represented credit and/or interest rate risk at December 31, was as follows:

                                             2003                2002
                                             ----                ----
                                              (Amounts in thousands)
Unused lines of credit:
  Commercial and other                     $29,151             $20,183
  Credit cards                               4,221               4,463
Standby letters of credit                      984                 950
Commitments to extend credit                 1,528               5,343

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. Those guarantees are primarily issued to support public and private borrowing arrangements and, generally, have terms of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. In the event the customer does not perform in accordance with the terms of the agreement with the third-party, the Bank would be required to fund the commitment. The maximum potential amount of future payments the Bank could be required to make is represented by the contractual amount shown in the summary above. If the commitment is funded, the Bank would be entitled to seek recovery from the customer. At December 31, 2003 and 2002, no amounts have been recorded as liabilities for the Bank's potential obligations under these guarantees. Credit card commitments are unsecured.

The Company frequently enters into loan sale commitments prior to closing loans in order to limit interest rate risk for the period of time between when a loan is committed and when it is sold. These sale commitments are typically made on a loan-by-loan basis.

The Company and the Bank do not engage in the use of futures or option contracts as of December 31, 2003.

The Bank leases two branch office locations under operating leases. One lease expires in December 2007 and is subject to inflationary adjustments after three years of occupancy and provides the Bank with the option to purchase the entire leased office building. In addition, the Bank is obligated to pay a portion of the real estate taxes, insurance, and common area maintenance. The other lease expires in February 2017 and is subject to inflationary adjustments after five years and requires the lessor to offer the lessee a purchase option should a bona fide offer to purchase the building be received by the lessor. In addition, the Bank pays utilities, property taxes, insurance, and maintenance on the leased building. The total minimum rental commitment under the lease agreements at December 31, 2003 are approximately $1,767,000. Total rent expense for the years ended December 31, 2003, 2002, and 2001 was approximately $123,000, $71,000, and $66,000, respectively.

The Bank has entered into a five-year agreement for data processing services. The initial term of the agreement expires during October 2008. Based on a current monthly cost of approximately $44,500, the future minimum commitment is approximately $2,540,000.

Practically all of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market area. Although the Bank has a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Bank. The concentration of credit by type of loan is set forth in Note 5.

NOTE 16.  DERIVATIVES AND HEDGING ACTIVITIES

The Company has an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. By using derivative instruments, the Company is exposed to credit and market risk. If the counterparty fails to perform, credit risk is equal to the extent of the fair-value gain in the derivative. The Company minimizes the credit risk in derivative instruments by entering into transactions with high-quality counterparties that are reviewed periodically by the Company.

In June 2003, the Bank entered into an interest rate swap agreement related to Company Obligated Mandatorily Redeemable Preferred Securities of subsidiary trust holding solely subordinated debentures. The swap is utilized to manage interest rate exposures and is designated as a highly effective cash flow hedge. The differential to be paid or received on the swap agreement is accrued as interest rates change and is recognized over the lives of the agreements in interest income/expense. The swap agreement expires in December 2007. This agreement provides for the Company to receive payments at a variable rate determined by a specified index (three month LIBOR) in exchange for making payments at a fixed rate.

At December 31, 2003 the information pertaining to the outstanding interest rate swap agreement, which was entered into during June 2003, used to hedge variable rate debt is as follows (amounts in thousands):

Notional amount                                                 $7,000
Weighted average pay rate                                        2.47%
Weighted average receive rate                                    1.17%
Weighted average maturity in years                               4.00%
Unrealized gain relating to interest rate swap, net
  of tax of $77                                                    147

NOTE 17.  REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS ON PAYMENT OF
          DIVIDENDS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy requires the Company and the Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2003 and 2002, that the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2003, the most recent notification from the regulatory agencies categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table on the following page. There are no conditions or events since these notifications that management believes have changed the Bank's category.

The Company's and the Bank's actual capital amounts and ratios as of December 31, 2003 and 2002 are presented in the following table:

                                                                                                            To Be Well
                                                                              For Capital                Capitalized Under
                                                                               Adequacy                  Prompt Corrective
                                                  Actual                       Purposes                  Action Provisions
                                           ---------------------         --------------------          --------------------
                                           Amount          Ratio         Amount         Ratio          Amount         Ratio
                                           ------          -----         ------         -----          ------         -----
                                                                        (Amounts in thousands)
As of December 31, 2003:
Total capital
  (to risk-weighted assets):
    Blackhawk Bancorp, Inc.                $27,940         10.9%         $20,523          8.0%                   N/A
    Blackhawk State Bank                    34,227         13.4           20,504          8.0         $ 25,630         10.0%

Tier 1 capital
  (to risk-weighted assets):
    Blackhawk Bancorp, Inc.                 24,735          9.6           10,262          4.0                    N/A
    Blackhawk State Bank                    31,022         12.1           10,252          4.0           15,378          6.0

Tier 1 capital
  (to average assets):
    Blackhawk Bancorp, Inc.                 24,735          6.0           16,470          4.0                    N/A
    Blackhawk State Bank                    31,022          7.5           16,465          4.0           20,581          5.0

As of December 31, 2002:
Total capital
  (to risk-weighted assets):
    Blackhawk Bancorp, Inc.                $29,125         13.9%         $16,713          8.0%                   N/A
    Blackhawk State Bank                    27,244         13.1           16,695          8.0          $20,869         10.0%

Tier 1 capital
  (to risk-weighted assets):
    Blackhawk Bancorp, Inc.                 27,042         12.9            8,357          4.0                    N/A
    Blackhawk State Bank                    25,161         12.1            8,347          4.0           12,521          6.0

Tier 1 capital
  (to average assets):
    Blackhawk Bancorp, Inc.                 27,042          8.3           13,049          4.0                    N/A
    Blackhawk State Bank                    25,161          7.7           13,048          4.0           16,310          5.0

As a condition of approval of the DunC acquisition by federal and state regulatory agencies, the Company agreed to maintain the Bank's tier 1 capital at a minimum of 7 percent through September 30, 2006. In addition, the Company made assurances to Federal Regulators that if a dividend rate of 80 percent of the Bank's earnings was insufficient to meet debt service requirements, the Company will fund the debt service with additional capital.

A source of income and funds of the Company are dividends from the Bank.
Current banking law limits the amount of dividends banks can pay. Regardless of formal regulatory restrictions the Bank may not pay dividends which would result in its capital levels being reduced below the minimum requirements shown above.

NOTE 18.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than a forced liquidation. Fair value is best-determined base upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Due From Banks:  The carrying amounts of cash and due from banks equal
-----------------------
their fair values.

Federal Funds Sold and Securities Purchased Under Agreements to Resell:  The
----------------------------------------------------------------------
carrying amounts of federal funds sold and securities purchased under agreements to resell equal their fair values.

Interest-Bearing Deposits in Banks:  The carrying amounts of interest-bearing
----------------------------------
deposits in banks equal their fair values.

Available-for-Sale and Held-to-Maturity Securities:  Fair values for securities
--------------------------------------------------
are based on quoted market prices.

Loans:  For variable-rate loans that reprice frequently and with no significant
-----
change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan.

Accrued Interest Receivable and Payable:  The carrying amounts of accrued
---------------------------------------
interest receivable and payable equal their fair values.

Deposits:  The fair values disclosed for demand deposits (interest and non-
--------
interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates within the market place.

Short-Term Borrowings:  The carrying amounts of short-term borrowings equal
---------------------
their fair values.

Long-Term Borrowings:  The fair values of long-term borrowings are estimated
--------------------
using discounted cash flow analysis based on current interest rates being offered on instruments with similar terms and credit quality.

Company Obligated Mandatorily Redeemable Preferred Securities:  The carrying
-------------------------------------------------------------
amount of the Company Obligated Mandatorily Redeemable Preferred Securities equals its fair value.

Derivative Financial Instruments:  Fair values for interest rate swap agreements
--------------------------------
are based upon the amounts required to settle the contracts.

Off-Balance-Sheet Instruments:  The estimated fair value of fee income on
-----------------------------
letters of credit at December 31, 2003 and 2002 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 2003 and 2002.

The estimated fair values of the Company's financial instruments are as follows:

                                                             2003                              2002
                                                     ----------------------         ----------------------
                                                    Carrying      Estimated       Carrying      Estimated
                                                     Amount       Fair Value       Amount       Fair Value
                                                    -------       ---------       -------       ----------
                                                                    (Amounts in thousands)
Financial Assets:
  Cash and due from banks                           $ 17,250       $ 17,250       $ 12,572       $ 12,572
  Federal funds sold and securities
    purchased under agreements
    to resell                                          6,120          6,120         13,120         13,120
  Interest-bearing deposits in banks                   2,841          2,841          8,472          8,472
  Available-for-sale securities                      118,107        118,107         83,897         83,897
  Held-to-maturity securities                         17,606         18,437         23,002         24,016
  Loans, net                                         230,142        236,442        186,300        191,945
  Accrued interest receivable                          2,135          2,135          2,082          2,082

Financial Liabilities:
  Deposits                                          $323,639       $323,816       $263,085       $263,647
  Short-term borrowings                                9,486          9,486         13,454         13,454
  Long-term borrowings                                55,913         58,456         38,900         41,969
  Company Obligated Manditorily
    Redeemable Preferred Securities                    7,000          7,000          7,000          7,000
  Accrued interest payable                               964            964            921            921

Derivative Financial Instruments:
  Interest rate swap agreement:
    Assets                                          $    224       $    224       $     -        $     -
    Liabilities                                           -              -              -              -

NOTE 19.  PARENT COMPANY ONLY FINANCIAL INFORMATION

                                BALANCE SHEETS
                             (Parent Company Only)

                                                                  December 31,
                                                             ----------------------
                                                             2003              2002
                                                             ----              ----
                                                             (Amounts in thousands)
ASSETS
  Cash                                                      $     -           $     5
  Interest-bearing deposits in banks                          1,215             1,981
  Investment in subsidiaries                                 39,120            31,135
  Due from subsidiaries, net                                     16                11
  Other assets                                                  445               222
                                                            -------           -------
    TOTAL ASSETS                                            $40,796           $33,354
                                                            -------           -------
                                                            -------           -------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Other borrowings                                          $ 7,500           $    55
  Subordinated debentures                                     7,217             7,217
  Other liabilities                                             316               284
                                                            -------           -------
    TOTAL LIABILITIES                                        15,033             7,556
                                                            -------           -------

Stockholders' Equity
  Common stock                                                   25                25
  Surplus                                                     8,818             8,698
  Retained earnings                                          16,092            15,788
  Accumulated other comprehensive income                        828             1,287
                                                            -------           -------
    TOTAL STOCKHOLDERS' EQUITY                               25,763            25,798
                                                            -------           -------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $40,796           $33,354
                                                            -------           -------
                                                            -------           -------

                              STATEMENTS OF INCOME
                             (Parent Company Only)

                                                                 December 31,
                                                      ----------------------------------
                                                      2003           2002           2001
                                                      ----           ----           ----
                                                            (Amounts in thousands)
Income:
  Dividends from subsidiaries                         $1,400         $1,495         $1,500
  Other income                                            22              7              9
                                                      ------         ------         ------
    TOTAL INCOME                                       1,422          1,502          1,509
                                                      ------         ------         ------

Expenses:
  Interest expense                                       437            316            444
  Professional fees                                        4             39             24
  Other expenses                                          71             61             65
                                                      ------         ------         ------
    TOTAL EXPENSES                                       512            416            533
                                                      ------         ------         ------

    INCOME BEFORE INCOME TAX BENEFIT AND
      EQUITY IN UNDISTRIBUTED NET INCOME (LOSS)
      OF SUBSIDIARIES                                    910          1,086            976

Income tax benefit                                      (167)          (139)          (178)
                                                      ------         ------         ------

    INCOME BEFORE EQUITY IN UNDISTRIBUTED
      NET INCOME (LOSS) OF SUBSIDIARIES                1,077          1,225          1,154

Equity in undistributed
  net income (loss) of subsidiaries                      134             11           (290)
                                                      ------         ------         ------
NET INCOME                                            $1,211         $1,236         $  864
                                                      ------         ------         ------
                                                      ------         ------         ------

                            STATEMENTS OF CASH FLOWS
                             (Parent Company Only)

                                                                                     December 31,
                                                                          ----------------------------------
                                                                          2003           2002           2001
                                                                          ----           ----           ----
                                                                                (Amounts in thousands)
Cash Flows From Operating Activities
  Net income                                                             $ 1,211        $ 1,236        $   864
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Amortization                                                            18             17             38
      Distributions in excess of (less than) earnings
        of subsidiary                                                       (134)           (11)           290
      Tax benefit of nonqualified stock options exercised                    (23)           (72)           (39)
      (Increase) decrease in due from subsidiaries                            (5)           251           (131)
      (Increase) decrease in other assets                                   (417)          (134)           135
      Increase (decrease) in other liabilities                                32             80            (12)
                                                                         -------        -------        -------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                            682          1,367          1,145
                                                                         -------        -------        -------

Cash Flows From Investing Activities
  Net (increase) decrease in interest-bearing deposits in banks              766         (1,975)            -
  Cash used in acquisition                                                (7,223)            -              -
  Investment in Blackhawk Statutory Trust I                                   -            (217)            -
                                                                         -------        -------        -------
NET CASH USED IN INVESTING ACTIVITIES                                     (6,457)        (2,192)            -
                                                                         -------        -------        -------

Cash Flows From Financing Activities
  Sale of treasury stock                                                      -              49             50
  Proceeds from exercise of stock options                                     97          1,081            112
  Net increase in short-term debtentures                                      -              -             500
  Issuance of subordinated debtentures                                        -           7,217             -
  Proceeds from other borrowings                                           7,500             -              -
  Payments on other borrowings                                              (920)        (6,683)          (843)
  Dividends paid                                                            (907)          (882)        (1,057)
                                                                         -------        -------        -------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                5,770            782         (1,238)
                                                                         -------        -------        -------
        NET DECREASE IN CASH                                                  (5)           (43)           (93)

Cash:
  Beginning                                                                    5             48            141
                                                                         -------        -------        -------
  Ending                                                                 $    -         $     5        $    48
                                                                         -------        -------        -------
                                                                         -------        -------        -------